Exhibit 99.1

Schlumberger Completes Merger with Cameron

HOUSTON, April 1, 2016—Schlumberger Limited (NYSE:SLB) announced today that it has closed its merger with Cameron International Corporation. As previously announced, each Cameron stockholder is entitled to receive 0.716 shares of Schlumberger common stock and $14.44 in cash, in exchange for each Cameron share. Schlumberger has issued approximately 138 million shares pursuant to the merger. As a result, former Cameron stockholders own approximately 10% of Schlumberger’s outstanding shares of common stock.

The transaction combines two complementary technology portfolios into a pore-to-pipeline products and services offering to the global oil and gas industry. The merger will create technology-driven growth by integrating Schlumberger reservoir and well technology with Cameron wellhead and surface equipment, flow control and processing technology. This will result in the industry’s first complete drilling and production systems, which are enabled by Schlumberger expertise in instrumentation, data processing, control software, and system integration.

Paal Kibsgaard, Chairman and Chief Executive Officer of Schlumberger, remarked, “I am very pleased to welcome Cameron employees, customers and shareholders to Schlumberger. As a combined company, we will drive total system performance through a much closer integration between the surface and subsurface components of both drilling and production systems. We are ready to begin the process of realizing the synergies made possible by this merger and our focus in the near term is on the execution of our integration plans, while continuing to deliver safety and quality in our field operations.”

Scott Rowe, former Chief Executive Officer of Cameron, who has assumed the role of Schlumberger Cameron Group President, commented, “This is an exciting time for all Cameron employees as we integrate our portfolio with Schlumberger technologies to deliver improved operational performance, higher levels of cost efficiency, and close commercial alignment through new risk-based business models, while continuing to focus on the needs of our customers.”

About Schlumberger

Schlumberger is the world’s leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing approximately 95,000 people representing over 140 nationalities and working in approximately 85 countries, Schlumberger provides the industry’s widest range of products and services from exploration through production.

Schlumberger Limited has principal offices in Paris, Houston, London and The Hague, and reported revenues of $35.47 billion in 2015. For more information, visit www.slb.com.

About Cameron

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The opinions, forecasts, projections, and other statements other than statements of historical fact, are forward-looking statements. Schlumberger can give no assurance that such expectations will prove correct. These statements are subject to the ability to integrate the merged businesses and to realize expected synergies, as well as other risk factors that are discussed in Schlumberger’s and Cameron’s most recent 10-Ks as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

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For further information, contact:

Investors

Simon Farrant — Schlumberger Limited, Vice President of Investor Relations
Joy V. Domingo — Schlumberger Limited, Manager of Investor Relations
Office +1 (713) 375-3535
investor-relations@slb.com

Media

Joao Felix — Schlumberger Limited, Director of Corporate Communication
Office + 1 (713) 375-3494
corpcomms@slb.com